Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Computer Software Innovations, Inc. (the “Company”), each certify, pursuant to 18 USC § 1350 as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Nancy K. Hedrick
Nancy K. Hedrick
Chief Executive Officer
Date: May 15, 2006

/s/ David B. Dechant
David B. Dechant
Chief Financial Officer
Date: May 15, 2006